                                                                   EXHIBIT 20.6

                           [WFS FINANCIAL LETTERHEAD]



January 24, 1997



Chase Manhattan Bank of Delaware            Standard & Poor's Ratings Services
1201 Market Street                          A division of McGraw-Hill, Inc.
Wilmington, Delaware  19801                 25 Broadway
                                            New York, NY  10004

Bankers Trust Company                       Moody's Investors Service, Inc.
4 Albany Street                             99 Church Street
New York, New York 10015                    New York, NY  10007

Financial Security Assurance Inc.
350 Park Avenue
New York, New York 10022


Re:        Annual Statement as to Compliance for
           WFS Financial 1996-A Owner Trust

Dear Sir or Madam:

                              OFFICERS' CERTIFICATE

Pursuant to Section 4.10 of the Sale and Servicing Agreement ("Agreement") dated as of March 1, 1996, the undersigned officers of WFS Financial Inc (the "Master Servicer") certify that:

           (i) a review of the activities of the Master Servicer since the closing date and of its performance under this Agreement has been made under such officers' supervision, and

           (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year and that no default under this Agreement has occurred.


/s/ LEE A. WHATCOTT                            /s/ MARK OLSON
----------------------------                   ----------------------------
Lee A. Whatcott                                Mark Olson
Executive Vice President &                     Controller
Chief Financial Officer

cc:   A. Katz, Esq.